Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT

GLOBAL EAGLE ANNOUNCES STRONG FIRST QUARTER 2016 RESULTS

•	Strong execution delivers record revenue of $114 million; Adjusted EBITDA* grows 26% year-over-year
•	Entered into agreement to acquire Emerging Markets Communications (“EMC”) (see separate press release GEE-EMC.mobi )
•	Two major Content customer wins in Q1; already secured over 95% of Content revenue up for renewal in 2016
•	Launched fully integrated content and connectivity offering on flydubai
•	Expanded Connectivity systems offering to include Airconnect Global™ Ka-band solution
•	Introduced Entice, a ground-breaking wireless solution for inflight entertainment
•	Won 9 new customers for operations solutions products

LOS ANGELES, CA, May 9, 2016 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide provider of media content, connectivity systems and operations solutions to the travel industry, today announced financial results for its first quarter ended March 31, 2016.

GEE achieved record high revenue of $113.8 million in Q1 2016, up 13% year-over-year, driven by Content Services growth of 17% to $83.6 million and Connectivity services revenue growth of 9% to $24.2 million. GEE reported Q1 2016 contribution margin of 33%, up 2 percentage points from 31% in Q1 2015. In addition, the Company recorded Adjusted EBITDA* of $10.3 million, up 26% from $8.2 million in Q1 2015. The net loss in Q1 2016 was $2.4 million versus a $3.4 million net loss in Q1 2015.

Earlier today, GEE announced a transformative agreement to acquire EMC, a leader in network services for maritime and mobility, for $550 million. Details of the transaction are available at www.GEE-EMC.mobi.

“We’re very pleased with our results, including record revenue and numerous wins and renewals for both Content and Connectivity,” said Dave Davis, CEO of GEE. “We recently added an as yet to be identified major customer for Content Services, renewed a five-year Content contract with a top ten customer, and achieved a 100% Content renewal rate year-to-date. In addition, we launched our fully integrated media and connectivity services offering on flydubai and signed Jet Airways to a connectivity agreement.”

GLOBAL EAGLE ENTERTAINMENT

“Importantly, we’re excited to have announced today our agreement to acquire EMC,” continued Davis. “This transformative transaction positions GEE as a leading provider of satellite-based communications and media content to rapidly growing mobility markets.”

First Quarter 2016 Results Summary

The table below presents financial results for the three months ended March 31, 2016 and 2015.

Global Eagle Entertainment Inc.

Financial Summary

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenue:
Content	$83.6	$71.7
Connectivity	30.2	28.6
Total Revenues	$113.8	$100.3
Adjusted EBITDA*	$10.3	$8.2
Net loss	$(2.4)	$(3.4)
Loss per share - basic	$(0.03)	$(0.04)
Loss per share - diluted	$(0.03)	$(0.06)

Year-over-year Adjusted EBITDA increased due to growth in higher margin Content services revenue as a result of better content purchasing efforts and cost improvements realized from past integration efforts, partially offset by higher legal fees in the period.

Capital expenditures for Q1 2016 totaled approximately $8.5 million, inclusive of $4.9 million for satellite transponder purchases that was paid in Q2 2016. The Company finished Q1 2016 with approximately $219.1 million in cash and $82.5 million in convertible debt (inclusive of $12.3 million of debt classified as equity).

GLOBAL EAGLE ENTERTAINMENT

Segment Results

Content solutions segment revenue grew by $11.9 million, or 17%, to $83.6 million in Q1 2016 versus $71.7 million in Q1 2015. The growth was driven by increased licensing and advertising revenue from new and existing customers, and to a lesser extent from recent acquisitions. Content segment contribution margin improved to 33% in Q1 2016 versus 30% in Q1 2015, largely due to improved content purchasing and lower amortization expense from content rights we previously acquired. In addition, successful realization of integration synergies and operational improvements are driving improved contribution margins as the volume of content increases.

Connectivity segment revenue increased by $1.6 million, or 5%, to $30.2 million in Q1 2016 versus $28.7 million in Q1 2015. This was driven by a $2.0 million increase in Connectivity services revenue, offset by $0.4 million decrease in Connectivity services equipment revenue. The increase in Connectivity services revenue was driven by an increase in the average number of connected planes and higher take rates of our Wi-Fi Internet services, partially offset by a modest decrease in sponsorship revenue. The decrease in Connectivity equipment revenue was largely due to the timing of equipment shipments on newly commissioned planes, positively offset by new Electronic Flight Bag (EFB) equipment sales. Connectivity segment contribution margin declined by 2 percentage points to 30% in Q1 2016 versus Q1 2015 due primarily to the timing of adding fixed bandwidth purchases in new regions and secondarily due to a modest decrease in sponsorship revenue.

News Highlights

•	Announced plans to acquire Emerging Markets Communications (“EMC”) for $550 million [see separate press release GEE-EMC.Mobi]
•	Signed exclusive agreement with RTL International to serve TV aboard cruise ships, independent of the acquisition
•	Record quarterly revenue for Content Solutions
•	Major international airline customer win
•	Renewal of top 10 customer to a 5-year contract
•	Already secured 95+% of Content revenue up for renewal in 2016

GLOBAL EAGLE ENTERTAINMENT

•	Fully integrated content and connectivity offering launched on flydubai
•	First customer to utilize GEE’s seatback Content, Connectivity, Digital Media and Operations Solutions offering on its fleet
•	Seatback content, in an industry first, will be delivered via satellite connectivity
•	Launched Entice, GEE’s game-changing platform for wireless inflight entertainment (IFE) on passenger devices
•	Provides upward of 10,000 hours of media content
•	New option for airlines that previously did not offer IFE services
•	Introduced GEE’s Ka-band connectivity services to North America
•	Announced development of GEE’s new Airconnect Global™ Ka-band high-speed antenna
•	Airconnect Ka and Ku antenna systems share common platform, offering airlines full installation flexibility
•	Air China and GEE have received all of the necessary licenses to offer satellite connectivity aboard Air China aircraft; trial is expected to commence shortly
•	Received STC for the Boeing 767, adding to GEE’s STC portfolio
•	GEE continues to expect that it will achieve over 100 installs for 2016
•	Q1 2016 installs include 14 new Airconnect systems, as approximately 15 aircraft previously scheduled to be installed in Q1 were rescheduled for later in 2016
•	Pay with Amazon launched on Southwest Airlines to enable convenient inflight movie and Wi-Fi purchases
•	Won 9 new customers for operations solutions products
•	Announced $50 million share repurchase program; over $5 million repurchased to date

Business Outlook**

The Company reiterates its prior guidance for the fiscal year ending December 31, 2016 as follows:

•	Revenue of $470-490 million
•	Adjusted EBITDA of $57-65 million
•	Capital expenditures in the range of $25-30 million
•	GEE expects installations of its Airconnect connectivity system in 2016 to significantly exceed installations in 2015; installation backlog is approximately 200 aircraft

** This guidance does not take into account the pending acquisition of EMC. Please see the separate press release issued today for guidance for 2016 that takes the potential EMC acquisition into account (see separate press release GEE-EMC.Mobi).

GLOBAL EAGLE ENTERTAINMENT

Webcast

Global Eagle will host a webcast to discuss its first quarter 2016 results on Monday, May 9, 2016 at 8:00 a.m. ET (5:00 a.m. PT). The webcast will be available on the investor relations portion of the Company’s Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of aircraft connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving more than 200 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.geemedia.com

Contact:

Kevin Trosian

Senior Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

GLOBAL EAGLE ENTERTAINMENT

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” at the end of this release.

Adjusted EBITDA is one of the primary measures used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the compensation committee of our board of directors to establish the funding targets for our annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before, when applicable, net income (loss) attributable to non-controlling interests, income tax expense (benefit), other (income) expense, depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, foreign exchange gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f)non-cash impairment charge of a portion of certain receivables directly attributable to a customer undergoing economic hardships from trade sanctions imposed by the European Union and the United States on Russia in 2014, (g) changes in the fair value of our derivative financial instruments, (h) interest expense associated with our debt and (i) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2016 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

GLOBAL EAGLE ENTERTAINMENT

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our ability to consummate the EMC transaction, our earnings, Adjusted EBITDA, revenues, expenses, capital expenditures, aircraft connectivity installations or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to integrate our acquired businesses, the ability of our business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the ability of our customer Southwest Airlines to maintain a sponsor for its “TV Flies Free” offering and our ability to replicate this model through other sponsorship alliances; the outcome of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the satellite connectivity space, including GSM and Ka-band system development and deployment; our ability to capitalize on investments in developing our service offerings, including our long-term project with QEST to develop global antenna technologies; significant product development expenses associated with our long-term line-fit initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our ability to obtain regulatory approval on a timely basis for the use of our equipment on aircraft; our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television and media content that passengers will purchase; a decrease in the media content onboard IFE systems and/or the discontinuance of the use of IFE systems indefinitely due to the emergence and increase in the use of hand-held personal devices by airline passengers; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; our ability to obtain and maintain licenses for content used on legacy installed IFE systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems and SES; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; the result of ongoing tax audit that could result in reduction of tax carryforwards; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental chance or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our Credit Agreement; our ability to obtain necessary regulatory approvals or to satisfy any of the other conditions to the EMC transaction on a timely basis or at all; a delay in the expected closing date of the EMC transaction; a failure to close the EMC transaction on the terms negotiated; any delay or inability of the combined company to realize the expected benefits and synergies of the transaction; our assumption of EMC’s outstanding indebtedness and the costs relating thereto; our issuance of stock to consummate the EMC transaction and the dilution to our existing stockholders relating thereto; the loss of management and other key employees; substantial non-recurring transaction, regulatory and integration costs and/or unknown liabilities; sales of our stock in the future by shareholders of EMC, which will hold a substantial portion of our outstanding securities, and the resulting effect on the price of our common stock; the risk that disruptions from the proposed transaction will harm our or EMC’s business, including customer retention risk; competitive responses to the proposed EMC transaction; our ability to effectively protect EMC’s intellectual property rights; the execution and compliance costs relating to new regulatory and compliance frameworks , new market risks and operations in new geographies; and general economic and business conditions that affect the combined company following the transaction and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K and subsequently filed reports on Form 10-Q.

GLOBAL EAGLE ENTERTAINMENT

Financial Information

The table below presents financial results for the three ended March 31, 2016 and 2015.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$113,817	$100,305
Operating expenses:
Cost of sales	76,768	69,426
Sales and marketing	4,672	3,275
Product development	8,746	7,230
General and administrative	21,221	18,119
Restructuring charges	—	302
Amortization of intangible assets	7,403	5,983
Total operating expenses	118,810	104,335
Loss from operations	(4,993)	(4,030)
Other income (expense), net:
Interest expense, net	(804)	(245)
Change in fair value of financial instruments	5,865	954
Other income (expense), net	680	(796)
Income (loss) before income taxes	748	(4,117)
Income tax expense	3,160	(686)
Net loss	$(2,412)	$(3,431)
Net loss per share
Basic	$(0.03)	$(0.04)
Diluted	$(0.02)	$(0.06)

Weighted average common shares – basic	78,643	76,874
Weighted average common shares – diluted	78,643	78,725

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$219,182	$223,552
Accounts receivable, net	88,594	93,449
Content library, net	15,692	12,330
Inventories	18,898	14,998
Prepaid and other current assets	28,124	27,209
Property, plant and equipment, net	44,399	39,066
Goodwill	93,051	93,796
Intangible assets	113,990	121,437
Other non-current assets	17,759	12,024
Total assets	$639,689	$637,861
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$132,024	$118,530
Deferred revenue	16,155	16,794
Derivative warrant liabilities	18,211	24,076
Notes payable and accrued interest	70,525	70,564
Deferred tax liabilities	21,060	22,324
Other liabilities	29,091	31,812
Total liabilities	287,066	284,100
Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	659,409	658,045
Subscriptions receivable	(534)	(528)
Accumulated deficit	(305,869)	(303,457)
Accumulated other comprehensive loss	(383)	(299)
Total stockholders’ equity	352,623	353,761
Total Liabilities and Stockholders’ Equity	$639,689	$637,861

GLOBAL EAGLE ENTERTAINMENT

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA:
Net loss attributable to common stockholders	$(2,412)	$(3,431)
Income tax expense (benefit)	3,160	(686)
Other (income) expense (1)	(5,741)	87
Depreciation and amortization	10,548	8,165
Stock-based compensation	2,069	2,550
Acquisition and realignment costs (2)	2,675	1,176
Restructuring charges (3)	—	302
Adjusted EBITDA	$10,299	$8,163

(1)	Other (income) expense principally includes the change in fair value of our derivative financial instruments of approximately ($5.9) million and ($1.0) million for the three months ended March 31, 2016 and 2015, respectively, and interest expense associated with our debt. Management does not consider these costs to be indicative of our core operating results.
(2)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(3)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Revenue, Contribution Margin, and Adjusted EBITDA

(In millions)

(Unaudited)

	Q1’16	Q1’15	% Change
Revenue
Connectivity:
Licensing and Services (1)	$24.2	$22.2	9%
Equipment (2)	6.0	6.5	(6)%
Total Connectivity Revenue	30.2	28.6	6%
Content:
Licensing and Services (3)(4)	83.6	71.7	17%
Total Content Revenue	83.6	71.7	17%
Total Revenue	$113.8	$100.3	13%

Cost of Sales
Connectivity	21.1	19.4	9%
Content	55.6	50.0	11%
Total Cost of Sales	76.7	69.4	11%

Contribution Profit
Connectivity	9.1	9.2	(1)%
Content	28.0	21.7	29%
Total Contribution Profit	37.1	30.9	20%
Contribution Margin (%)
Connectivity	30%	32%	(2)%
Content	33%	30%	3%
Total Contribution Margin	33%	31%	2%
Adjusted EBITDA*	$10.3	$8.2	26%

(1)	Represents Wi-Fi, TV, VOD, music, shopping and travel-related revenue sold through our Connectivity platform, and to lesser extent from operations data solutions.
(2)	Represents sales of satellite based connectivity equipment, and to lesser extent from the sales of electronic flight bag equipment.
(3)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(4)	Content services revenue includes various services generally billed on a time and materials basis such as encoding, quality assurance and editing of media content and related services.

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Segment Revenue and Contribution Profit

(In thousands)

(Unaudited)

Segment revenue, expenses and contribution profit for the three month periods ended March 31, 2016 and 2015 derived from the Company’s Connectivity and Content segments were as follows:

	Three Months Ended March 31,
	2016			2015
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:

Licensing and Services	$83,606	$24,225	$107,831	$71,650	$22,200	$93,850
Equipment		5,986	5,986	—	6,455	6,455
Total Revenue	83,606	30,211	113,817	71,650	28,655	100,305
Operating Expenses:
Cost of Sales

Licensing and Services	55,637	15,757	71,394	50,002	13,698	63,700
Equipment		5,374	5,374	—	5,726	5,726
Total Cost of Sales	55,637	21,131	76,768	50,002	19,424	69,426
Contribution Profit	27,969	9,080	37,049	21,648	9,231	30,879
Other Operating Expenses			42,042			34,909

Loss from Operations			$(4,993)			$(4,030)